Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 9, 2015, with respect to the combined financial statements of Hess Midstream Partners LP Predecessor, and our report dated March 9, 2015, with respect to the balance sheet of Hess Midstream Partners LP, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-198896) and the related Prospectus of Hess Midstream Partners LP dated March 20, 2015.

/s/ Ernst & Young LLP

New York, New York

March 20, 2015